QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of Manhattan Bancorp of our report dated April 16, 2012 relating to our audit of the consolidated financial statements of CGB Holdings, Inc. as of and for the years ended December 31, 2011 and 2010, which is included in the Current Report on Form 8-K/A (Amendment No. 2) filed by Manhattan Bancorp on November 13, 2012.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Los Angeles, CA
November 16, 2012

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm